                                                                               .
                                                                               .
                                                                               .

Exhibit No. 12

                           THE PROGRESSIVE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (millions)
                                   (unaudited)

                                                                 Three Months Ended
                                                                      March 31,
                                                             ---------------------------
                                                                 2004           2003
                                                             ------------   ------------
Income before income taxes                                   $      678.7   $      433.3
                                                             ------------   ------------
Fixed Charges:
    Interest and amortization on indebtedness                        21.6           24.3
    Portion of rents representative of the interest factor            2.0            1.7
                                                             ------------   ------------
Total fixed charges                                                  23.6           26.0
                                                             ------------   ------------
Total income available for fixed charges(1)                  $      701.3   $      459.2
                                                             ============   ============
Ratio of earnings to fixed charges                                   29.7           17.7
                                                             ============   ============

(1) Excludes interest capitalized, net of amortized interest, of $1.0 million and $.1 million for the three months ended March 31, 2004 and 2003, respectively.